 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 15, 2014

BOURBON BROTHERS HOLDING CORPORATION
 (Name of registrant as specified in its charter)

Colorado	000-52853	80-0182193
State of Incorporation	Commission File Number	IRS Employer Identification No.

2 N. Cascade Ave, Suite 1400
Colorado Springs, CO 80903
 (Address of principal executive offices)

719-265-5821
Telephone number, including
Area code

_______________________________
 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 15, 2014, Bourbon Brothers Holding Corporation (the “Company”) issued a press release announcing the filing of its 10-Q for the first fiscal quarter ending March 31, 2014.

The press release also announced the Company will be rolling out its third concept during Fall 2014 and is currently negotiating leases on second-generation restaurant facilities to implement this concept. The name of the concept is Bourbon Brothers Smokehouse and Tavern, which is described as being a more urban, upscale pub food that includes a smoked meats concept which the Company will roll out in urban and dense suburban markets beginning this fall. Management noted that the menu and strategy for rolling out this concept would reduce occupancy, food and labor costs which will add value over the long term by driving up earnings per square foot. Additionally, this strategy will give the Company the ability to open stores more rapidly, as it is less cash intensive. The Company has stated that it intends to open two more locations by the end of 2014 and will aim to open an additional four locations during 2015.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated in this Item 8.01 by reference.

Item 9.01 Exhibits.

Exhibit No.	Description
99.1	Press Release, dated May 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 15th day of May 2014.

Bourbon Brothers Holding Corporation

By:	/s/ Robert B. Mudd
Robert B. Mudd, President & CEO